As filed with the Securities and Exchange Commission on November 17, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM F-10

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TURQUOISE HILL RESOURCES LTD.

(Exact name of Registrant as specified in its charter)

Yukon, Canada	1000	Not Applicable
(Province or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number, if applicable)

Suite 3680 – 1 Place Ville Marie

Montreal, Quebec H3B 3P2

Canada

(514) 848-1567

(Address and Telephone Number of Registrant’s Principal Executive Offices)

CT Corporation System

28 Liberty St., New York, New York 10005

(212) 894-8940

(Name, Address (Including Zip Code) and Telephone Number

(Including Area Code) of Agent for Service of Process in the United States)

Copies to:

Dustin S. Isaacs Turquoise Hill Resources Ltd. Suite 354-200 Granville Street Vancouver, B.C. Canada V6C 1S4 (604) 688-5755	Adam M. Givertz Paul, Weiss, Rifkind, Wharton & Garrison LLP Toronto-Dominion Centre 77 King Street West, Suite 3100 Toronto, Ontario Canada M5K 1J3 (416) 504-0520	Elliot Shapiro Norton Rose Fulbright Canada LLP 1 Place Ville Marie, Suite 2500 Montreal, Quebec Canada, H3B 1R1 (514) 847-4747

Approximate date of commencement of proposed sale of the securities to the public:

From time to time after the effective date of this Registration Statement.

Province of Quebec, Canada

(Principal jurisdiction regulating this offering)

It is proposed that this filing shall become effective (check appropriate box below):

A.	☐	upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).

B.	☒	at some future date (check appropriate box below)

1.	☐	pursuant to Rule 467(b) on ( ) at ( ) (designate a time not sooner than 7 calendar days after filing).
2.	☐	pursuant to Rule 467(b) on ( ) at ( ) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on ( ).
3.	☐	pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.
4.	☒	after the filing of the next amendment to this Form (if preliminary material is being filed).

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box.  ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Unit	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee
Common Shares
Preferred Shares
Debt Securities
Subscription Receipts
Warrants
Share Purchase Contracts
Units
Total	US$2,000,000,000	(3)	US$2,000,000,000	US$185,400

(1)

There are being registered under this Registration Statement such indeterminate number of common shares, preferred shares, debt securities, subscription receipts, warrants, share purchase contracts and units of the Registrant as shall have an aggregate initial offering price not to exceed US$2,000,000,000 (or its equivalent in any other currency used to denominate the securities).

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).
(3)	The proposed maximum initial offering price per security will be determined, from time to time, by the Registrant in connection with the sale of the securities under this Registration Statement.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registration statement shall become effective as provided in Rule 467 under the Securities Act or on such date as the Securities and Exchange Commission (the “Commission”), acting pursuant to Section 8(a) of the Securities Act, may determine.

PART I

INFORMATION REQUIRED TO BE

DELIVERED TO OFFEREES OR PURCHASERS

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 17, 2021

PRELIMINARY SHORT FORM BASE SHELF PROSPECTUS

New Issue	November 17, 2021

TURQUOISE HILL RESOURCES LTD.

US$2,000,000,000

COMMON SHARES

PREFERRED SHARES

DEBT SECURITIES

SUBSCRIPTION RECEIPTS

WARRANTS

SHARE PURCHASE CONTRACTS

UNITS

Turquoise Hill Resources Ltd. (“Turquoise Hill”) may from time to time offer and issue the following securities: (i) common shares (“Common Shares”); (ii) preferred shares (“Preferred Shares”); (iii) senior and subordinated debt securities (collectively, “Debt Securities”), including debt securities convertible or exchangeable into other securities of Turquoise Hill, (iv) subscription receipts (“Subscription Receipts”); (v) warrants (“Warrants”); (vi) share purchase contracts (“Share Purchase Contracts”); and (vii) units comprised of one or more of the other securities described in this Prospectus (“Units”, and together with the Common Shares, Preferred Shares, Debt Securities, Subscription Receipts, Warrants and Share Purchase Contracts, the “Securities”), having an aggregate offering price of up to US$2,000,000,000 (or the equivalent in Canadian dollars or other currencies), during the 25-month period that this short form base shelf prospectus (the “Prospectus”), including any amendments hereto, remains valid. Securities may be offered separately or together, in amounts, at prices and on terms to be determined based on market conditions at the time of sale and set forth in an accompanying prospectus supplement (a “Prospectus Supplement”).

We are permitted, under the multi-jurisdictional disclosure system adopted by the United States and Canada, to prepare this Prospectus in accordance with Canadian disclosure requirements. You should be aware that such requirements are different from those of the United States.

The annual financial statements incorporated by reference herein have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”) (interim financial statements have been prepared under International Standards “IAS” 34 — Interim Financial Reporting). They may not be comparable to financial statements of United States companies.

Prospective investors should be aware that the acquisition of Securities may subject you to tax consequences in both the United States and Canada. This Prospectus may not describe these tax consequences fully. You should read the tax discussion contained in any applicable Prospectus Supplement.

Your ability to enforce civil liabilities under United States federal securities laws may be affected adversely because our company exists under the laws of the Yukon Territory, Canada, all of our directors and officers, and all of the experts named in this Prospectus are resident outside the United States, and all of our assets and a significant portion of the assets of those officers, directors and experts are located outside of the United States.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) NOR HAS THE SEC PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

No underwriter or dealer has been involved in the preparation of, or has performed any review of, this Prospectus.

The specific variable terms of any offering of Securities will be set out in the applicable Prospectus Supplement including, where applicable: (i) in the case of Common Shares, the number of shares offered and the offering price (or the manner of determination thereof if offered on a non-fixed price basis, including sales in transactions that are deemed to be “at the market distributions” as defined in National Instrument 44-102 – Shelf Distributions); (ii) in the case of Preferred Shares, the designation of the particular class, series, aggregate principal number, the number of shares offered, the issue price, the dividend payment dates, any terms for redemption at the option of Turquoise Hill or the holder, any exchange or conversion terms and any other specific terms; (iii) in the case of the Debt Securities, the specific designation of the Debt Securities, whether such Debt Securities are senior or subordinated, the aggregate principal amount of the Debt Securities being offered, the currency or currency unit in which the Debt Securities may be purchased, authorized denominations, any limit on the aggregate principal amount of the Debt Securities of the series being offered, the issue and delivery date, the maturity date, the offering price (at par, at a discount or at a premium), the interest rate or method of determining the interest rate, the interest payment date(s), any conversion or exchange rights that are attached to the Debt Securities, any redemption provisions, any repayment provisions and any other specific terms, (iv) in the case of Subscription Receipts, the number of Subscription Receipts being offered, the offering price (or the manner of determination thereof if offered on a non-fixed price basis), the procedures for the exchange of Subscription Receipts for Common Shares, Preferred Shares or Debt Securities, as the case may be, the currency or currency unit in which the Subscription Receipts are issued and any other specific terms; (v) in the case of Warrants, the designation, number and terms of the Common Shares, Preferred Shares or Debt Securities or other Securities purchasable upon exercise of the Warrants, any procedures that will result in the adjustment of those numbers, the exercise price, dates and periods of exercise, the currency in which the Warrants are issued and any other specific terms; (vi) in the case of Share Purchase Contracts, whether the Share Purchase Contracts obligate the holder thereof to purchase or sell Common Shares or Preferred Shares, the currency in which the Share Purchase Contracts are issued and the nature and amount of each of those Securities and any other specific terms; and (vii) in the case of Units, the designation and terms of the Units and of the Securities comprising the Units, the currency or currency unit in which the Units are issued and any other specific terms. A Prospectus Supplement may include other specific variable terms pertaining to the Securities that are not within the alternatives and parameters described in this Prospectus.

All shelf information permitted under applicable laws to be omitted from this Prospectus will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus. Each Prospectus Supplement will be incorporated by reference into this Prospectus for the purposes of securities legislation as of the date of the Prospectus Supplement and only for the purposes of the distribution of the Securities to which the Prospectus Supplement pertains.

We may sell the Securities to or through underwriters or dealers purchasing as principals and may also sell the Securities to one or more purchasers directly subject to obtaining any required exemptive relief or through agents. The Prospectus Supplement relating to a particular offering of Securities will identify each underwriter, dealer or agent, if any, engaged by us in connection with the offering and sale of Securities and will set forth the terms of the offering of such Securities, the method of distribution of such Securities including, to the extent applicable, the proceeds to us, and any fees, discounts or any other compensation payable to underwriters, dealers or agents and any other material terms of the plan of distribution. Securities may be sold from time to time in one or more transactions at a fixed price or fixed prices, or at non-fixed prices. If offered on a non-fixed price basis, Securities may be offered at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at prices to be negotiated with purchasers at the time of sale, which prices may vary between purchasers and during the period of distribution. If Securities are offered on a non-fixed price basis, the underwriters’, dealers’ or agents’ compensation will be increased or decreased by the amount by which the aggregate price paid for Securities by the purchasers exceeds or is less than the gross proceeds paid by the underwriters, dealers or agents to us. See “Plan of Distribution”.

The outstanding Common Shares are listed on the Toronto Stock Exchange (the “TSX”) under the symbol “TRQ” and on the New York Stock Exchange (the “NYSE”) under the symbol “TRQ”. There is currently no market through which any Preferred Shares, Debt Securities, Subscription Receipts, Warrants, Share Purchase Contracts or Units may be sold and purchasers may not be able to resell any Preferred Shares, Debt Securities, Subscription Receipts, Warrants, Share Purchase Contracts or Units purchased under this Prospectus. This may affect the pricing of such Securities in the secondary market, the transparency and availability of trading prices, the liquidity of such Securities and the extent of issuer regulation. See “Risk Factors” below and the “Risk Factors” section of the applicable Prospectus Supplement.

This Prospectus does not qualify for issuance Debt Securities in respect of which the payment of principal and/or interest may be determined, in whole or in part, by reference to one or more underlying interests including, for example, an equity or debt security, a statistical measure of economic or financial performance including, but not limited to, any currency, consumer price or mortgage index, or the price or value of one or more commodities, indices or other items, or any other item or formula, or any combination or basket of the foregoing items. For greater certainty, this Prospectus may qualify for issuance Debt Securities in respect of which the payment of principal and/or interest may be determined, in whole or in part, by reference to published rates of a central banking authority or one or more financial institutions, such as a prime rate or bankers’ acceptance rate, or to recognized market benchmark interest rates.

Subject to applicable laws, in connection with any offering of Securities other than an “at the market distribution”, the underwriters, dealers or agents may over-allot or effect transactions which stabilize or maintain the market price of the Securities at levels other than those which may prevail on the open market. Such transactions, if commenced, may be interrupted or discontinued at any time. See “Plan of Distribution”.

No underwriter or dealer involved in an “at the market distribution”, no affiliate of such an underwriter or dealer and no person or company acting jointly or in concert with such an underwriter or dealer may over-allot Securities in connection with the distribution or may affect any other transactions that are intended to stabilize or maintain the market price of the Securities in connection with an “at the market distribution”.

NOTICE TO READERS

This Prospectus provides a general description of the Securities that we may offer. Each time we sell Securities under this Prospectus, we will provide you with a Prospectus Supplement that will contain specific information about the terms of that offering. The Prospectus Supplement may also add, update or change information contained in this Prospectus. Before investing in any Securities, you should read both this Prospectus and any applicable Prospectus Supplement, together with the additional information described below and in the applicable Prospectus Supplement under “Documents Incorporated by Reference”.

Investors should rely only on the information contained in or incorporated by reference into this Prospectus or any applicable Prospectus Supplement. We have not authorized anyone to provide investors with different or additional information. We are not making an offer of Securities in any jurisdiction where the offer is not permitted by law. Prospective investors should not assume that the information contained in or incorporated by reference in this Prospectus or any applicable Prospectus Supplement is accurate as of any date other than the date on the front of the applicable Prospectus Supplement.

Unless we have indicated otherwise, or the context otherwise requires, references in this Prospectus to “Turquoise Hill”, “we”, “us” and “our” refer to Turquoise Hill Resources Ltd. and/or, as applicable, one or more of its subsidiaries.

CAUTIONARY STATEMENT ON FORWARD-LOOKING INFORMATION

Certain statements, including statements relating to matters that are not historical facts and statements of Turquoise Hill’s beliefs, intentions and expectations about developments, results and events which will or may occur in the future, made in this Prospectus, including the documents incorporated herein by reference, constitute “forward-looking information” within the meaning of applicable Canadian securities legislation and “forward-looking statements” within the meaning of the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995 (collectively referred to herein as “forward- looking information” or “forward-looking statements”). Forward-looking statements and information relate to future events or future performance, reflect current expectations or beliefs regarding future events and are typically identified by words such as “anticipate”, “could”, “should”, “expect”, “seek”, “may”, “intend”, “likely”, “plan”, “estimate”, “will”, “believe” and similar expressions suggesting future outcomes or statements regarding an outlook. These include, but are not limited to, statements and information regarding: discussions with, and the nature of Turquoise Hill’s relationship and interaction with, the Government of Mongolia on the continued operation and development of Oyu Tolgoi, including with respect to the Definitive Estimate and the potential termination, amendment or replacement of the Investment Agreement dated October 6, 2009 (the “IA”), or the Oyu Tolgoi Mine Development and Financing Plan dated May 18, 2015 (“UDP”) as well as the willingness of the Government of Mongolia to further engage in meaningful discussions with Turquoise Hill, Rio Tinto International Holdings Limited (“RTIH”) and Oyu Tolgoi LLC; the willingness and ability of the parties to the IA or the UDP to amend or replace either such agreement; the approval or non-approval by the Oyu Tolgoi LLC Board of additional investment and the likely consequences on the timing and overall economic value of the Oyu Tolgoi project, including significant delays to first sustainable production; the implementation and successful execution of the funding plan that is the subject of the Heads of Agreement between the Company and RTIH entered into in April 2021 (the “HoA”) and the amount of any additional future funding gap to complete the Oyu Tolgoi project and the amount and potential sources of additional funding required therefor, all as contemplated by the HoA, as well as potential delays in the ability of Turquoise Hill and Oyu Tolgoi LLC to proceed with the funding elements contemplated by the HoA as a result of delays in the approval or non-approval of additional investment by the Oyu Tolgoi LLC Board; the expectations set out in the 2020 Oyu Tolgoi Technical Report (“OTTR20”); the timing and ultimate resolution of certain non-technical undercut criteria; the timing and amount of future production and potential production delays; statements in respect of the impacts of any delays on achieving first commercial production and on the Company’s cash flows; expected copper and gold grades; the merits of the class action complaints filed against the Company in October 2020 and January 2021, respectively; the likelihood that the Company will be added as a party to the international tax arbitration brought by Oyu Tolgoi LLC against the Government of Mongolia and the merits of its defence and counterclaim; liquidity, funding sources and funding requirements; the amount of any funding gap to complete the Oyu Tolgoi project; the amount and potential sources of additional funding; the Company’s ability to re-profile its existing project debt in line with current cash flow projections; the amount by which a successful re-profiling of the Company’s existing debt would reduce the Company’s currently projected funding requirements; the Company’s ability to raise supplemental senior debt; the timing of studies, announcements and analyses; status of underground development; the causes of the increase in costs and schedule extension of the underground development; the mine design for Panel 0 of Hugo North Lift 1 and the related cost and production schedule implications; the re-design studies for Panels 1 and 2 of Hugo North Lift 1 and the possible outcomes, content and timing thereof; expectations regarding the possible recovery of ore in the two structural pillars, to the north and south of Panel 0; the possible progression of a state-owned power plant (“SOPP”) and related amendments to the Power Source Framework Agreement (“PSFA”) as well as power purchase agreements and extensions thereto; the timing of construction and commissioning of the potential SOPP; sources of interim power; the continuing impact of COVID-19, including any restrictions imposed by health or governmental authorities relating thereto on the Company’s business, operations and financial condition, as well as delays and the development cost impacts of delays caused by the COVID-19 pandemic; capital and operating cost estimates; mill and concentrator throughput; the outcome of formal international arbitration proceedings; anticipated business activities, planned expenditures, corporate strategies, and other statements that are not historical facts.

Forward-looking statements and information are made based upon certain assumptions and other important factors that, if untrue, could cause the actual results, performance or achievements of Turquoise Hill to be materially different from future results, performance or achievements expressed or implied by such statements or information. There can be no assurance that such statements or information will prove to be accurate. Such statements and information are based on numerous assumptions regarding present and future business strategies, local and global economic conditions, and the environment in which Turquoise Hill will operate in the future, including the price of copper, gold and silver; projected gold, copper and silver grades; anticipated capital and operating costs; anticipated future production and cash flows; the anticipated location of certain infrastructure in Hugo North Lift 1 and sequence of mining within and across panel boundaries; the availability and timing of required governmental and other approvals for the construction of the SOPP; the ability of the Government of Mongolia to finance and procure the SOPP within the timeframes anticipated in the PSFA, as amended, subject to ongoing discussions relating to a standstill period; the willingness of third parties to extend existing power arrangements; the status and nature of Turquoise Hill’s relationship and interactions and discussions with the Government of Mongolia on the continued operation and development of Oyu Tolgoi (including with respect to the causes of the increase in costs and schedule extension of the underground development) and Oyu Tolgoi LLC internal governance (including the outcome of any such interactions or discussions); the willingness and ability of the parties to the IA or the UDP to amend or replace either such agreement; the nature and quantum of the current and projected economic benefits to Mongolia resulting from the continued operation of Oyu Tolgoi; the implementation and successful execution of the funding plan that is the subject of the HoA and the amount of any additional future funding gap to complete the Oyu Tolgoi project as well as the amount and potential sources of additional funding required therefor, all as contemplated by the HoA.

Certain important factors that could cause actual results, performance or achievements to differ materially from those in the forward-looking statements and information include, among others: copper, gold and silver price volatility; discrepancies between actual and estimated production; mineral reserves and resources and metallurgical recoveries; development plans for processing resources; public health crises such as COVID-19; matters relating to proposed exploration or expansion; mining operational and development risks, including geotechnical risks and ground conditions; litigation risks, including the outcome of the class action complaints filed against Turquoise Hill; the outcome of the international arbitration proceedings; regulatory restrictions (including environmental regulatory restrictions and liability); Oyu Tolgoi LLC or the Government of Mongolia’s ability to deliver a domestic power source for the Oyu Tolgoi project within the required contractual time frame; communications with local stakeholders and community relations; activities, actions or assessments, including tax assessments, by governmental authorities; events or circumstances (including public health crises strikes, blockades or similar events outside of Turquoise Hill’s control) that may affect Turquoise Hill’s ability to deliver its products in a timely manner; currency fluctuations; the speculative nature of mineral exploration; the global economic climate; global climate change; dilution; share price volatility; competition; loss of key employees; cyber security incidents; additional funding requirements, including in respect of the development or construction of a long-term domestic power supply for the Oyu Tolgoi project; capital and operating costs, including with respect to the development of additional deposits and processing facilities; defective title to mineral claims or property; and human rights requirements. Although Turquoise Hill has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements and information, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. All such forward-looking statements and information are based on certain assumptions and analyses made by Turquoise Hill’s management in light of their experience and perception of historical trends, current conditions and expected future developments, as well as other factors management believes are reasonable and appropriate in the circumstances. These statements, however, are subject to a variety of risks and uncertainties and other factors that could cause actual events or results to differ materially from those projected in the forward-looking statements or information.

With respect to specific forward-looking information concerning the continued operation and development of Oyu Tolgoi, Turquoise Hill has based its assumptions and analyses on certain factors which are inherently uncertain. Uncertainties and assumptions include, among others: the timing and cost of the construction and expansion of mining and processing facilities; the timing and availability of a long-term domestic power source (or the availability of financing for Turquoise Hill or the Government of Mongolia to construct such a source) for Oyu Tolgoi; the implementation and successful execution of the funding plan that is the subject of the HoA and the amount of any additional future funding gap to complete the Oyu Tolgoi project as well as the amount and potential sources of additional funding required therefor, all as contemplated by the HoA; the status and nature of Turquoise Hill’s relationship, interactions and discussions with the Government of Mongolia on the continued operation and development of Oyu Tolgoi (including with respect to the causes of the increase in costs and schedule extension of the underground development) and Oyu Tolgoi LLC internal governance (including the outcome of any such interactions or discussions); the willingness and ability of the parties to the IA and the UDP to amend or replace either such agreement; the nature and quantum of the current and projected economic benefits to Mongolia resulting from the continued operation of Oyu Tolgoi; the potential impact of COVID-19, including any restrictions imposed by health and governmental authorities relating thereto, as well as the development cost impacts of delays caused by the COVID-19 pandemic; the impact of changes in interpretation, or changes in enforcement, of laws, regulations and government practices in Mongolia; the availability and cost of skilled labour and transportation; the obtaining of (and the terms and timing of obtaining) necessary environmental and other government approvals, consents and permits; delays and the costs which would result from delays, including delays caused by COVID-19 restrictions and impacts and related factors, in the development of the underground mine (which could significantly exceed the costs projected in OTTR20); projected copper, gold and silver prices and their market demand; and production estimates and the anticipated yearly production of copper, gold and silver at Oyu Tolgoi.

The cost, timing and complexities of mine construction and development are increased by the remote location of a property such as Oyu Tolgoi. It is common in mining operations and in the development or expansion of existing facilities to experience unexpected problems and delays during development, construction and mine start-up. Additionally, although Oyu Tolgoi has achieved commercial production, there is no assurance that future development activities will result in profitable mining operations.

This Prospectus, including the documents incorporated herein by reference, also contains references to estimates of mineral reserves and mineral resources. The estimation of reserves and resources is inherently uncertain and involves subjective judgments about many relevant factors. The mineral resource estimates referred to in this Prospectus, including the documents incorporated herein by reference, are exclusive of mineral reserves. Further, mineral resources that are not mineral reserves do not have demonstrated economic viability. The accuracy of any such estimates is a function of the quantity and quality of available data, and of the assumptions made and judgments used in engineering and geological interpretation (including future production from Oyu Tolgoi, the anticipated tonnages and grades that will be achieved or the indicated level of recovery that will be realized), which may prove to be unreliable. There can be no assurance that these estimates will be accurate or that such mineral reserves and mineral resources can be mined or processed profitably. See the discussion in the section titled “Cautionary Note to U.S. Investors Regarding Mineral Reporting Standards” of this Prospectus. Such estimates are, in large part, based on the following:

•

Interpretations of geological data obtained from drill holes and other sampling techniques. Large scale mineral continuity and character of the deposits can be improved with additional drilling and sampling; actual mineralization or formations may be different from those predicted. It may also take many years from the initial phase of drilling before production is possible, and during that time the economic feasibility of exploiting a deposit may change. Reserve and resource estimates are materially dependent on prevailing metal prices and the cost of recovering and processing minerals at the individual mine sites. Market fluctuations in the price of metals or increases in the costs to recover metals or the actual recovery percentage of the metal(s) from the Company’s mining projects may render mining of mineral reserves uneconomic and affect the Company’s operations in a materially adverse manner. Moreover, various short-term operating factors may cause a mining operation to be unprofitable in any particular accounting period;

•

Assumptions relating to commodity prices and exchange rates during the expected life of production, mineralization of the area to be mined, the projected cost of mining, and the results of additional planned development work. Actual future production rates and amounts, revenues, taxes, operating expenses, environmental and regulatory compliance expenditures, development expenditures, and recovery rates may vary substantially from those assumed in the estimates. Any significant change in these assumptions, including changes that result from variances between projected and actual results, could result in material downward revision to current estimates;

•

Assumptions relating to projected future metal prices. The Company uses prices reflecting market pricing projections in the financial modeling for Oyu Tolgoi which are subjective in nature. It should be expected that actual prices will be different than the prices used for such modeling (either higher or lower), and the differences could be significant; and

•

Assumptions relating to the costs and availability of treatment and refining services for the metals mined from Oyu Tolgoi, which require arrangements with third parties and involve the potential for fluctuating costs to transport the metals and fluctuating costs and availability of refining services. These costs can be significantly impacted by a variety of industry-specific as well as regional and global economic factors (including, among others, those which affect commodity prices). Many of these factors are beyond the Company’s control.

Readers are cautioned not to place undue reliance on forward-looking information or statements. By their nature, forward-looking statements involve numerous assumptions, inherent risks and uncertainties, both general and specific, which contribute to the possibility that the predicted outcomes will not occur. Events or circumstances could cause Turquoise Hill’s actual results to differ materially from those estimated or projected and expressed in, or implied by, these forward-looking statements. Important factors that could cause actual results to differ from these forward-looking statements are included in the “Risk Factors” section in Turquoise Hill’s Annual Information Form (as defined under the heading “Documents Incorporated by Reference” below), as supplemented by the “Risks and Uncertainties” section of Turquoise Hill’s Interim Management’s Discussion and Analysis (as defined under the heading “Documents Incorporated by Reference” below).

Readers are further cautioned that the list of factors enumerated in the “Risk Factors” section of the Annual Information Form and in the “Risks and Uncertainties” section of the Interim Management’s Discussion and Analysis that may affect future results is not exhaustive. When relying on Turquoise Hill’s forward-looking statements and information to make decisions with respect to Turquoise Hill, investors and others should carefully consider the foregoing factors and other uncertainties and potential events. Furthermore, the forward-looking statements and information contained herein are made as of the date of this document and Turquoise Hill does not undertake any obligation to update or to revise any of the included forward-looking statements or information, whether as a result of new information, future events or otherwise, except as required by applicable law. The forward-looking statements and information contained herein are expressly qualified by this cautionary statement.

All forward-looking information in this Prospectus and in the documents incorporated herein by reference is qualified in its entirety by the above cautionary statements and Turquoise Hill disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise, except as required by applicable law.

USE OF NON-GAAP FINANCIAL PERFORMANCE MEASURES

This Prospectus, including the documents incorporated herein by reference, contains non-GAAP financial performance measures including “operating cash costs”, “C1 cash costs”, “all-in sustaining costs”, “mining costs”, “milling costs”, “working capital” and “contractual obligations”. For a detailed description of each of the non-GAAP measures used in this Prospectus, including the documents incorporated herein by reference, and a detailed reconciliation to the most directly comparable measure under IFRS, as issued by IASB, refer to the “Non-GAAP Measures” sections of Annual Management’s Discussion and Analysis (as defined under the heading “Documents Incorporated by Reference” below) on pages 47 to 49, and the Interim Management’s Discussion and Analysis on pages 28 to 30. The non-GAAP financial performance measures set out in this Prospectus, including the documents incorporated herein by reference, are intended to provide additional information to investors and do not have any standardized meaning under IFRS, as issued by IASB, and therefore may not be comparable to other issuers, and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with IFRS, as issued by IASB.

CAUTIONARY NOTE TO U.S. INVESTORS REGARDING MINERAL REPORTING STANDARDS

Disclosure regarding Turquoise Hill’s reserve and resource estimates included in this Prospectus and the documents incorporated herein by reference have been prepared in accordance with the requirements of Canadian securities laws, which differ from the requirements of U.S. securities laws. Unless otherwise indicated, all reserve and resource estimates included in this Prospectus and the documents incorporated herein by reference have been prepared in accordance with Canadian National Instrument 43-101 – Standards of Disclosure for Mineral Projects (“NI 43-101”), and the Canadian Institute of Mining, Metallurgy and Petroleum Definition Standards for mineral resources and mineral reserves. NI 43-101 is a rule developed by the Canadian Securities Authorities that establishes standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects. NI 43-101 differs significantly from the disclosure requirements of the SEC generally applicable to U.S. companies. For example, the terms “mineral reserve”, “proven mineral reserve”, “probable mineral reserve”, “mineral resource”, “measured mineral resource”, “indicated mineral resource”, and “inferred mineral resource” are defined in NI 43-101. These definitions differ from the definitions in the disclosure requirements promulgated by the SEC. Accordingly, information concerning mineral deposits set forth in this Prospectus and the documents incorporated herein by reference may not be comparable with information made public by companies that report in accordance with SEC disclosure requirements.

ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES

Turquoise Hill is a corporation existing under the laws of the Yukon Territory, Canada. All of our assets are located outside of the United States. In addition, all of our directors and officers and all of the experts named in this Prospectus are resident outside the United States, and a significant portion of their respective assets are located outside of the United States. We have appointed an agent for service of process in the United States, but it may be difficult for holders of Securities who reside in the United States to effect service within the United States upon those directors, officers and experts who are not residents of the United States. It may also be difficult for holders of the Securities who reside in the United States to realize in the United States upon judgments of courts of the United States predicated upon our civil liability and the civil liability of our directors and officers and experts under United States federal securities laws.

We have filed with the SEC, concurrently with the registration statement on Form F-10, an appointment of agent for service of process on Form F-X. Under the Form F-X, we have appointed CT Corporation System, 28 Liberty Street, New York, New York, 10005, as our agent for service of process in the United States in connection with any investigation or administrative proceeding conducted by the SEC, and any civil suit or action brought against us in a United States court arising out of or related to or concerning the offering of the Securities under the registration statement.

Additionally, it might be difficult for shareholders to enforce judgments of the United States courts based solely upon civil liability provisions of the United States federal securities laws or the securities or “blue sky” laws of any state within the United States in a Canadian court against us or any of our non-U.S. resident directors, officers or the experts named in this Prospectus or to bring an original action in a Canadian court to enforce liabilities based on the United States federal or state securities laws against such persons.

Jo-Anne Dudley and Racquel Kolkert, each a “qualified person” for purposes of Canadian securities legislation who has prepared or supervised the preparation of certain scientific and technical information on behalf of Turquoise Hill, reside outside of Canada. Certain of our directors, being Alfred P. Grigg and Stephen Jones, and our Chief Operating Officer, Jo-Anne Dudley, reside outside of Canada and each has appointed Turquoise Hill, 1 Place Ville Marie, Suite 3680, Montréal, Québec, Canada H3B 3P2 as agent for service of process. Investors are advised that it may not be possible to enforce judgments obtained in Canada against any person that resides outside of Canada, even if such person has appointed an agent for service of process.

CURRENCY AND EXCHANGE RATE INFORMATION

This Prospectus contains references to United States dollars and Canadian dollars. All dollar amounts referenced, unless otherwise indicated, are expressed in United States dollars. References to “$” or “US$” are to United States dollars and references to “C$” are to Canadian dollars. The following table shows, for the years and dates indicated, certain information regarding the Canadian dollar/United States dollar exchange rate. Except as indicated below, the information is based on the average daily exchange rate as reported by the Bank of Canada. Such average daily exchange rate on November 16, 2021 was C$1.2550 = US$1.00.

	Period End	Average	Low	High
	(C$ per US$)
Year ended December 31,
2020	1.2732	1.3415	1.4496	1.2718
2019	1.2988	1.3269	1.3600	1.2988
Nine months ended September 30,
2021	1.2741	1.2513	1.2856	1.2040
2020	1.3339	1.3541	1.4496	1.2970

DOCUMENTS INCORPORATED BY REFERENCE

Information has been incorporated by reference into this Prospectus from documents filed by us with securities commissions or similar authorities in Canada. Our disclosure documents listed below and filed with the appropriate securities commissions or similar regulatory authorities in each of the provinces and territories of Canada and filed with or furnished to the SEC are specifically incorporated by reference into and form an integral part of this Prospectus:

(a)	the annual information form dated as of March 8, 2021 (the “Annual Information Form”) for the fiscal year ended December 31, 2020;

(b)

the annual audited consolidated financial statements for the year ended December 31, 2020, including consolidated balance sheets as at December 31, 2020 and December 31, 2019 and the consolidated statements of income (loss), consolidated statements of comprehensive income (loss), consolidated statements of cash flows and consolidated statements of equity for each of the years in the two-year period ended December 31, 2020, and related notes (the “Audited Financial Statements”), together with the independent auditors’ reports thereon, all as re-filed on November 17, 2021;

(c)	the management’s discussion and analysis in respect of the Audited Financial Statements (the “Annual Management’s Discussion and Analysis”);

(d)	the information circular dated March 26, 2021 prepared in connection with the annual and special meeting of Turquoise Hill’s shareholders held on May 12, 2021;

(e)	the unaudited condensed interim consolidated financial statements for the third quarter ended September 30, 2021 and related notes (the “Interim Financial Statements”);

(f)	the management’s discussion and analysis in respect of the Interim Financial Statements (the “Interim Management’s Discussion and Analysis”);

(g)	the material change report dated April 16, 2021; and

(h)	the material change report dated October 20, 2021.

Any document of the type referred to above, including any material change report (other than any confidential material change report), any business acquisition report, any Prospectus Supplements disclosing additional or updated information, and any “template version” of “marketing materials” (each as defined in National Instrument 41-101—General Prospectus Requirements) subsequently filed by us with such securities commissions or securities regulatory authorities in Canada after the date of this Prospectus, and prior to the termination of the distribution under this Prospectus, shall be deemed to be incorporated by reference into this Prospectus.

To the extent that any document or information incorporated by reference into this Prospectus is included in a report filed with or furnished to the SEC pursuant to Section 13(a), 13(c) or 15(d) of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), such document or information shall also be deemed to be incorporated by reference as an exhibit to the registration statement on Form F-10 of which this Prospectus forms a part. In addition, if and to the extent expressly indicated therein, we may incorporate by reference in this Prospectus documents that we file with or furnish to the SEC pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act.

The documents incorporated or deemed to be incorporated herein by reference contain meaningful and material information relating to Turquoise Hill and the readers should review all information contained in this Prospectus, the applicable Prospectus Supplement and the documents incorporated or deemed to be incorporated by reference herein and therein. Our current reports on Form 6-K and our annual reports on Form 40-F, as amended, are available on the SEC’s Electronic Data Gathering and Retrieval (“EDGAR”) website at www.sec.gov.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this Prospectus shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, or in any other subsequently filed document which also is incorporated or is deemed to be incorporated by reference herein, modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement will not be deemed an admission for any purpose that the modified or superseded statement , when made, constitute d a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

When we file a new annual information form and audited consolidated financial statements and related management’s discussion and analysis with and, where required, they are accepted by, the applicable securities regulatory authorities during the time that this Prospectus is valid, the previous annual information form, the previous audited consolidated financial statements and related management’s discussion and analysis and all unaudited interim consolidated financial statements and related management’s discussion and analysis for such periods, all material change reports and any information circular and business acquisition report filed prior to the commencement of our financial year in which the new annual information form is filed will be deemed no longer to be incorporated by reference in this Prospectus for purposes of future offers and sales of Securities under this Prospectus. Upon new interim financial statements and the accompanying management’s discussion and analysis being filed by us with the applicable securities regulatory authorities during the term of this Prospectus, all interim financial statements and accompanying management’s discussion and analysis filed prior to the filing of the new interim financial statements shall be deemed no longer to be incorporated by reference into this Prospectus for purposes of future offers and sales of Securities hereunder.

Copies of the documents incorporated herein by reference may be obtained on request without charge from the Corporate Secretary of Turquoise Hill at 1 Place Ville Marie, Suite 3680, Montréal, Québec, Canada H3B 3P2, (514) 848-1567.

These documents are also available through the Internet on the Canadian Securities Administrators’ System for Electronic Document Analysis and Retrieval (“SEDAR”), which can be accessed at www.sedar.com. The information contained on, or accessible through, our website or any of the websites listed below is not incorporated by reference into this Prospectus and is not, and should not be considered to be, a part of this Prospectus, unless it is explicitly so incorporated.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

In addition to our continuous disclosure obligations under the securities laws of the provinces and territories of Canada, we are subject to the informational requirements of the Exchange Act and in accordance therewith furnish or file, as applicable, reports and other information with the SEC. Under the multi-jurisdictional disclosure system adopted by the United States, such reports and other information may be prepared in accordance with the disclosure requirements of Canada, which requirements are different from those of the United States. As a foreign private issuer, Turquoise Hill is exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and Turquoise Hill’s officers and directors are exempt from the reporting and short swing profit recovery provisions contained in Section 16 of the Exchange Act. Some of the documents that we file with or furnish to the SEC are electronically available from EDGAR, and may be accessed at www.sec.gov.

We have filed with the SEC a registration statement on Form F-10 under the U.S. Securities Act of 1933, as amended (the “Securities Act”) with respect to the Securities offered by this Prospectus. This Prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement, certain parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the Securities offered in this Prospectus, reference is made to the registration statement and to the schedules and exhibits filed therewith. Statements contained in this Prospectus as to the contents of certain documents are not necessarily complete and, in each instance, reference is made to the copy of the document filed as an exhibit to the registration statement. Each such statement is qualified in its entirety by such reference. See “Documents Filed as Part of the Registration Statement”.

PRESENTATION OF FINANCIAL INFORMATION

Turquoise Hill presents its consolidated financial statements in United States dollars and its annual consolidated financial statements are prepared in accordance with IFRS, as issued by the IASB (interim financial statements have been prepared under International Standards “IAS” 34 – Interim Financial Reporting). As a result, certain financial information included or incorporated by reference in this Prospectus may not be comparable to financial information prepared by companies in the United States. Certain calculations included in tables and other figures in this Prospectus have been rounded for clarity of presentation.

RISK FACTORS

An investment in the Securities involves certain risks. A prospective purchaser of Securities should carefully consider the risks and uncertainties described in the documents incorporated by reference into this Prospectus (including subsequently filed documents incorporated by reference into this Prospectus) and, if applicable, those described in a Prospectus Supplement relating to a specific offering of Securities. Discussions of certain risks and uncertainties affecting our business are provided in our Annual Information Form (or, as applicable, our annual information form and our management’s discussion and analysis for subsequent periods), each of which is incorporated by reference into this Prospectus. These are not the only risks and uncertainties that we face. Additional risks not presently known to us or that we currently consider immaterial may also materially and adversely affect us. If any of the events identified in these risks and uncertainties were to actually occur, our business, financial condition or results of operations could be materially harmed.

In addition, prospective purchasers of Securities should carefully consider, in light of their own financial circumstances, the risk factors set out below, as well as the other information contained in this Prospectus (including the documents incorporated by reference herein) and in all subsequently filed documents incorporated by reference and those described in a Prospectus Supplement relating to a specific offering of Securities, before making an investment decision.

There is currently no public or other market through which the Preferred Shares, Debt Securities, Subscription Receipts, Warrants, Share Purchase Contracts or Units may be sold and purchasers of Preferred Shares, Debt Securities, Subscription Receipts, Warrants, Share Purchase Contracts or Units may not be able to resell such Preferred Shares, Debt Securities, Subscription Receipts, Warrants, Share Purchase Contracts or Units purchased under this Prospectus. There can be no assurance that an active trading market will develop for the Preferred Shares, Debt Securities, Subscription Receipts, Warrants, Share Purchase Contracts or Units after an offering or, if developed, that such market will be sustained. This may affect the pricing of the Preferred Shares, Debt Securities, Subscription Receipts, Warrants, Share Purchase Contracts or Units in the secondary market, the transparency and availability of trading prices, the liquidity of the Preferred Shares, Debt Securities, Subscription Receipts, Warrants, Share Purchase Contracts or Units and the extent of issuer regulation.

The public offering prices of the Securities may be determined by negotiation between Turquoise Hill and underwriters, dealers or agents based on several factors and may bear no relationship to the prices at which the Securities will trade in the public market subsequent to such offering, if any public market develops. See “Plan of Distribution”.

Prevailing interest rates will affect the market price or value of the Debt Securities.

The market price or value of the Debt Securities will decline as prevailing interest rates for comparable debt instruments rise, and increase as prevailing interest rates for comparable debt instruments decline.

Holders of secured indebtedness of Turquoise Hill would have a claim on the assets securing such indebtedness that effectively ranks prior to the claim of holders of any unsecured Debt Securities and would have a claim that ranks equal with the claim of holders of senior Debt Securities and senior to the claim of holders of subordinated Debt Securities to the extent that such security did not satisfy the secured indebtedness. Furthermore, although covenants given by Turquoise Hill in any present or future agreements may restrict incurring secured indebtedness, such indebtedness may, subject to certain conditions, be incurred by us in the future.

Subordination

The Debt Securities will be senior or subordinated indebtedness as described in the relevant Prospectus Supplement. In the event of the insolvency or winding-up of Turquoise Hill, any subordinated Debt Securities would be subordinated and postponed in right of payment to the prior payment in full of all other liabilities and indebtedness of Turquoise Hill, other than indebtedness that, by its terms, ranks equally with, or subordinate to, such subordinated Debt Securities.

Potential Dilution

Our restated articles of incorporation, dated as of and effective on March 27, 2018, as amended pursuant to the articles of amendment filed on October 8, 2020 giving effect to a ten-to-one share consolidation (reverse stock split) (collectively, the “Articles”), allow us to issue an unlimited number of Common Shares for such consideration and on such terms and conditions as shall be established by our board of directors, in many cases, without the approval of our shareholders. We may issue Common Shares in public or private offerings (including through the sale of Securities convertible into or exchangeable for Common Shares) and on the exercise of stock options or other securities exercisable for Common Shares. We may also issue Common Shares to finance or as consideration for future acquisitions and other projects or in connection with the establishment or development of strategic relationships. Any such future issuances of Common Shares could be significant and we cannot predict the effect that future issuances and sales of Common Shares will have on the market price of the Common Shares. Issuances of a substantial number of additional Common Shares, or the perception that such issuances could occur, may adversely affect prevailing market prices for our Common Shares. With any additional issuance of Common Shares, investors will suffer dilution to their voting power and we may experience dilution in our earnings per share.

Our Articles also permit us to issue an unlimited number of preferred shares, issuable in series. While we have no present plans to issue any preferred shares, our board of directors has, subject to the rights of Rio Tinto described in the section of this Prospectus titled “DESCRIPTION OF SECURITIES OFFERED – Preferred Shares”, the authority to issue preferred shares and determine the price, designation, rights, (including voting and dividend rights), preferences, privileges, restrictions and conditions of such preferred shares (including any conversion features) and to determine to whom they shall be issued. Any issuance of preferred shares, particularly any convertible preferred shares, may result in further dilution to existing shareholders and have an adverse effect on the value of their shareholdings. We cannot foresee the terms and conditions of any future offerings of preferred shares nor the effect they may have on the market price of the Common Shares.

Foreign Currency Risks

Securities denominated or payable in foreign currencies may entail significant risks, and the extent and nature of such risks change continuously. These risks include, without limitation, the possibility of significant fluctuations in the foreign currency market, the imposition or modification of foreign exchange controls and potential illiquidity in the secondary market. These risks will vary depending on the currency or currencies involved. Prospective purchasers should consult their own financial and legal advisors as to the risks entailed in an investment in Securities denominated in currencies other than the currency primarily used by such purchaser. Such Securities are not an appropriate investment for investors who are unsophisticated with respect to foreign currency transactions.

TURQUOISE HILL

Overview

Turquoise Hill was incorporated under the Company Act (British Columbia) on January 25, 1994 under the name 463212 B.C. Ltd. In February 1994, the Corporation changed its name to Indochina Goldfields Ltd. In March 1994, the Corporation increased its authorized capital from 10,000 Common Shares to 100,000,000 Common Shares and created 100,000,000 Preferred Shares. In February 1995, the Corporation was continued under the Business Corporations Act (Yukon). In July 1997, the Corporation increased its authorized capital to an unlimited number of Common Shares and an unlimited number of Preferred Shares. In June 1999, the Corporation changed its name to “Ivanhoe Mines Ltd.”. In August 2012, the Corporation changed its name to “Turquoise Hill Resources Ltd.”.

Turquoise Hill is an international mining company focused on the operation and continued development of the Oyu Tolgoi copper-gold mine in Mongolia, which is our principal and only material mineral resource property. Turquoise Hill’s ownership of the Oyu Tolgoi mine is held through a 66% interest in Oyu Tolgoi LLC; the remaining 34% interest is held by Erdenes Oyu Tolgoi LLC, a Mongolian state-owned entity. Oyu Tolgoi is one of the world’s largest new copper-gold mines and is located in the South Gobi region of Mongolia, approximately 550 kilometres south of the capital, Ulaanbaatar, and 80 kilometres north of the Mongolia-China border. Consisting of five known mineralized deposits, the first of those (the Oyut deposit) was put into production as an open pit operation in 2013. A second deposit, Hugo North (Lift One), is under development as an underground operation while the other three deposits, Hugo North (Lift Two), Hugo South and Heruga, are not yet scheduled for development.

Turquoise Hill’s head office is located at 1 Place Ville-Marie, Suite 3680, Montréal, Québec, H3B 3P2, and its registered office is located at 300 – 204 Black Street, Whitehorse, Yukon, Canada, Y1A 2M9.

SHARE STRUCTURE

Turquoise Hill’s authorized share capital consists of an unlimited number of common shares and an unlimited number of preferred shares. As of November 16, 2021, we had 201,231,466 Common Shares issued and outstanding and no Preferred Shares issued and outstanding.

CONSOLIDATED CAPITALIZATION

There have been no material changes in our share or loan capital, on a consolidated basis, from December 31, 2020 to the date of this Prospectus.

EARNINGS COVERAGE RATIOS

The applicable Prospectus Supplement will provide, as required and if applicable, the earnings coverage ratios with respect to the issuance of Securities pursuant to such Prospectus Supplement.

USE OF PROCEEDS

Unless otherwise specified in a Prospectus Supplement, we intend to use the net proceeds from the sale of Securities for general corporate purposes. Specific information about the use of net proceeds of any offering of Securities under this Prospectus will be set forth in the applicable Prospectus Supplement. We may invest funds which we do not immediately use. Such investments may include short-term marketable investment grade securities denominated in Canadian dollars, United States dollars or other currencies. We may, from time to time, issue securities other than pursuant to this Prospectus.

DIVIDENDS

Turquoise Hill has not declared or paid any dividends on its outstanding Common Shares since its incorporation and does not anticipate that it will do so in the foreseeable future. The declaration of dividends on the Common Shares is, subject to certain statutory restrictions described below, within the discretion of the board of directors based on their assessment of, among other factors, Turquoise Hill’s earnings or lack thereof, its capital and operating expenditure requirements and its overall financial condition. Under the Business Corporation’s Act (Yukon), the discretion of the board of directors to declare or pay a dividend on the Common Shares is restricted if reasonable grounds exist to conclude that Turquoise Hill is, or after payment of the dividend would be, unable to pay its liabilities as they become due or that the realizable value of its assets would, as a result of the dividend, be less than the aggregate sum of its liabilities and the stated capital of the Common Shares.

DESCRIPTION OF SECURITIES OFFERED

Common Shares

The Common Shares have no pre-emptive, redemption, purchase or conversion rights under the Articles, however, under the private placement agreement entered into between Turquoise Hill and RTIH in October 2006, RTIH has pre-emptive rights entitling RTIH to participate, subject to certain specific exceptions, in future issuances of Common Shares on a basis sufficient to maintain its percentage shareholding interest in Turquoise Hill on economic terms equivalent to those upon which any such Common Shares (including securities convertible into or exercisable for Common Shares) are issued to third parties. Neither the Business Corporations Act (Yukon) nor the constating documents of Turquoise Hill impose restrictions on the transfer of Common Shares on the register of Turquoise Hill, provided that Turquoise Hill receives the certificate representing the Common Shares to be transferred together with a duly endorsed instrument of transfer and payment of any fees and taxes which may be prescribed by the board of directors from time to time. There are no sinking fund provisions in relation to the Common Shares and they are not liable to further calls or to assessment by Turquoise Hill. The Business Corporations Act (Yukon) provides that the rights and provisions attached to any class of shares may not be modified, amended or varied unless consented to by special resolution passed by a majority of not less than two-thirds of the votes cast in person or by proxy by holders of shares of that class.

A summary of the rights of the Common Shares is set forth below. Common Shares may be sold separately or together with Preferred Shares, Debt Securities, Subscription Receipts, Warrants or Share Purchase Contracts under this Prospectus. Common Shares may also be issuable on conversion, exchange, exercise or maturity of certain Preferred Shares, Debt Securities, Subscription Receipts, Warrants or Share Purchase Contracts qualified for issuance under this Prospectus.

Dividends

Subject to the prior rights of the holders of Preferred Shares, the holders of Common Shares are entitled to receive dividends as and when declared by our board of directors. The Business Corporations Act (Yukon) provides that a company may declare or pay a dividend unless there are reasonable grounds for believing that the company is, or would after the payment be, unable to pay the company’s debts as they become due.

Liquidation

In the event of the liquidation, dissolution or winding-up of Turquoise Hill, whether voluntary or involuntary, or any other distribution of assets of Turquoise Hill among its shareholders for the purpose of winding-up its affairs, subject to the prior rights of the holders of Preferred Shares, the holders of the Common Shares are entitled to receive a pro rata share of the remaining property and assets of Turquoise Hill.

Voting Rights

The holders of Common Shares are entitled to receive notice of and to attend all meetings of the shareholders of Turquoise Hill and have one vote for each Common Share held at all meetings of the shareholders of Turquoise Hill, except meetings at which only holders of another specified class or series of shares of Turquoise Hill are entitled to vote separately as a class or series.

Preferred Shares

The Preferred Shares are generally non-voting and issuable in one or more series, each consisting of such number of Preferred Shares as may be fixed by Turquoise Hill’s board of directors. Turquoise Hill’s directors may from time to time, by resolution passed before the issue of any Preferred Shares of any particular series, alter the constating documents of Turquoise Hill to determine the designation of the Preferred Shares of that series, to fix the number of Preferred Shares therein and alter the constating documents to create, define and attach special rights and restrictions to the shares of that series including, without limitation, the following: (i) the nature, rate or amount of dividends and the dates, places and currencies of payment thereof; (ii) the consideration for, and the terms and conditions of, any purchase of the Preferred Shares for cancellation or redemption; (iii) conversion or exchange rights; (iv) the terms and conditions of any share purchase plan or sinking fund; and (v) any limited voting rights and restrictions.

Under the terms of the restrictive covenants contained in the financing support agreement entered into between Turquoise Hill and Rio Tinto plc (“Rio Tinto”) dated December 15, 2015, Turquoise Hill is prohibited from amending its constating documents to create and issue Preferred Shares without the prior written consent of Rio Tinto.

Debt Securities

The following sets forth certain general terms and provisions of the Debt Securities. The particular terms and provisions of a series of Debt Securities offered pursuant to an accompanying Prospectus Supplement, and the extent to which the general terms and provisions described below may apply to such Debt Securities, will be described in the applicable Prospectus Supplement. One or more series of Debt Securities may be sold separately or together with Common Shares, Preferred Shares, Subscription Receipts, Warrants or Share Purchase Contracts under this Prospectus, or on conversion or exchange of any such Securities. As described in the Annual Information Form incorporated by reference into this Prospectus, under certain agreements between Turquoise Hill and Rio Tinto, notably the financing support agreement entered into between Turquoise Hill and Rio Tinto dated December 15, 2015, depending on the nature of any proposed incurrence of debt or indebtedness (including possibly Debt Securities under a Prospectus Supplement), Rio Tinto’s consent may be required prior to Turquoise Hill issuing such Debt Securities.

Priority

Unless otherwise indicated in the applicable Prospectus Supplement, the Debt Securities will be unsecured and senior or subordinated indebtedness of Turquoise Hill as described in the relevant Prospectus Supplement. If the Debt Securities are senior indebtedness, they will rank equally and ratably with all other indebtedness of Turquoise Hill, from time to time issued and outstanding, which is not subordinated.

If the Debt Securities are subordinated indebtedness, they will rank equally and ratably with all other subordinated Debt Securities from time to time issued and outstanding. In the event of the insolvency or winding-up of Turquoise Hill, the subordinated Debt Securities will be subordinated and postponed in right of payment to the prior payment in full of all other liabilities and indebtedness of Turquoise Hill, other than indebtedness that, by its terms, ranks equally with, or subordinate to, such subordinated Debt Securities.

Terms of the Debt Securities

As is customary for all bonds and notes of companies that are publicly traded, the Debt Securities will be governed by a document called an “indenture”. An indenture is a contract between a financial institution or professional trust company, acting on your behalf as trustee of the Debt Securities offered, and us. The trustee has two main roles. First, subject to some limitations on the extent to which the trustee can act on your behalf, the trustee can enforce your rights against us if we default on our obligations under the indenture. Second, the trustee performs certain administrative duties for us. The aggregate principal amount of Debt Securities that may be issued under the indenture will be unlimited. A copy of the form of indenture to be entered into in connection with offerings of Debt Securities will be filed with the SEC as an exhibit to the registration statement on Form F-10 of which this Prospectus forms a part, and will be filed with the securities regulatory authorities in Canada when it is entered into. A copy of any indenture or supplement thereto entered into by us will also be available on our SEDAR profile at www.sedar.com.

This Prospectus does not qualify for issuance any Debt Securities in respect of which the payment of principal and/or interest may be determined, in whole or in part, by reference to one or more underlying interests including, for example, an equity or debt security, a statistical measure of economic or financial performance including, but not limited to, any currency, consumer price or mortgage index, or the price or value of one or more commodities, indices or other items, or any other item or formula, or any combination or basket of the foregoing items. For greater certainty, this Prospectus may qualify for issuance Debt Securities in respect of which the payment of principal and/or interest may be determined, in whole or in part, by reference to published rates of a central banking authority or one or more financial institutions, such as a prime rate or bankers’ acceptance rate, or to recognized market benchmark interest rates.

Selected provisions of the Debt Securities and the indenture under which such Debt Securities will be issued are summarized below. This summary is not intended to be complete. The statements made in this Prospectus relating to the indenture and Debt Securities to be issued thereunder are summaries of certain anticipated provisions thereof and are subject to, and are qualified in their entirety by reference to, all provisions of the indenture.

The indenture will not limit the amount of Debt Securities that we may issue thereunder. We may issue Debt Securities from time to time under the indenture in one or more series by entering into supplemental indentures or by our board of directors or a duly authorized committee authorizing the issuance. The Debt Securities of a series need not be issued at the same time, bear interest at the same rate or mature on the same date. We may also issue Debt Securities and incur additional indebtedness other than through the offering of Debt Securities pursuant to this Prospectus.

The Prospectus Supplement for a particular series of Debt Securities will disclose the specific terms of such Debt Securities, including the price or prices at which the Debt Securities to be offered will be issued. The terms and provisions of any Debt Securities offered under a Prospectus Supplement may differ from the terms described below, and may not be subject to or contain any or all of such terms. Those terms may include some or all of the following:

(a)	the designation, aggregate principal amount and authorized denominations of such Debt Securities;

(b)	the currency or currency units for which the Debt Securities may be purchased and the currency or currency unit in which the principal and any interest is payable;

(c)	whether such Debt Securities are secured or unsecured and senior or subordinated and, if subordinated, the applicable subordination provisions;

(d)	the percentage of the principal amount at which such Debt Securities will be issued;

(e)	the date or dates on which such Debt Securities will mature;

(f)	the rate or rates per annum at which such Debt Securities will bear interest (if any), or the method of determination of such rates (if any);

(g)	the dates on which any such interest will be payable and the record dates for such payments;

(h)	any redemption term or terms under which such Debt Securities may be defeased;

(i)	whether such Debt Securities are to be issued in registered form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;

(j)	the place or places where principal, premium and interest will be payable;

(k)	the designation and terms of any other Securities with which the Debt Securities will be offered, if any, and the principal amount of Debt Securities that will be offered with each Security;

(l)	the securities exchange(s) on which such series of Debt Securities will be listed, if any;

(m)	any terms relating to the modification, amendment or waiver of any terms of such Debt Securities or the indenture;

(n)	any change in the right of the trustee or the holders to declare the principal, premium and interest with respect to such series of debt securities to be due and payable;

(o)	governing law;

(p)	any limit upon the aggregate principal amount of the Debt Securities of such series that may be authenticated and delivered under the indenture;

(q)	if other than Turquoise Hill or the trustee, the identity of each registrar and/or paying agent;

(r)	if the Debt Securities are issued as a Unit with another Security, the date on and after which the Debt Securities and other Security will be separately transferable;

(s)	if the Debt Securities are to be issued upon the exercise of Warrants, the time, manner and place for such Securities to be authenticated and delivered;

(t)

if the Debt Securities are to be convertible or exchangeable into other securities of Turquoise Hill, the terms and procedures for the conversion or exchange of the Debt Securities into other securities; and

(u)	any other specific terms of the Debt Securities of such series, including any events of default (and the consequences thereof) or covenants.

Any convertible or exchangeable Debt Securities will be convertible or exchangeable only for other securities of Turquoise Hill. Each initial Canadian purchaser of convertible or exchangeable Debt Securities that are convertible or exchangeable within 180 days of the date of purchase will have a non-assignable contractual right of rescission following the issuance of any securities to such purchaser upon the conversion or exchange of the convertible or exchangeable Debt Securities if this Prospectus, the Prospectus Supplement under which the convertible or exchangeable Debt Securities are offered, or any amendment hereto or thereto contains a misrepresentation, as such term is defined in applicable Canadian securities legislation. This contractual right of rescission will entitle such initial Canadian purchaser to receive the amount paid for the convertible or exchangeable Debt Securities upon surrender of the securities issued in conversion or exchange therefor, including any amount paid by such original holder in connection with such conversion, exchange or exercise, provided that such remedy for rescission is exercised within 180 days from the date of the purchase of such convertible or exchangeable Debt Securities under the applicable Prospectus Supplement. This right of rescission will not extend to any holders of convertible or exchangeable Debt Securities who acquire such convertible or exchangeable Debt Securities from an initial purchaser on the open market or otherwise.

Unless otherwise indicated in the applicable Prospectus Supplement, Debt Securities, if issued in registered form, will be exchangeable for other Debt Securities of the same series and tenor, registered in the same name, for a like aggregate principal amount in authorized denominations and will be transferable at any time or from time to time at the corporate trust office of the trustee. No charge will be made to the holder for any such exchange or transfer except for any tax or government charge incidental thereto.

Modifications

We may amend the indenture and the Debt Securities without the consent of the holders of the Debt Securities in certain circumstances including to cure any ambiguity, to cure, correct or supplement any defective or inconsistent provision, or in any other manner that will not materially and adversely affect the interests of holders of outstanding Debt Securities. A more detailed description of the amendment provisions will be included in the applicable Prospectus Supplement.

Subscription Receipts

Subscription Receipts may be offered separately or together with Common Shares, Preferred Shares, Debt Securities or Warrants, as the case may be. Subscription Receipts will be issued under a subscription receipt agreement (a “Subscription Receipt Agreement”) that will be entered into between us and the escrow agent (the “Escrow Agent”) at the time of issuance of the Subscription Receipts. Each Escrow Agent will be a financial institution authorized to carry on business as a trustee. If underwriters or agents are used in the sale of any Subscription Receipts, one or more of such underwriters or agents may also be a party to the Subscription Receipt Agreement governing the Subscription Receipts sold to or through such underwriter or agent.

Terms of the Subscription Receipts

The Subscription Receipt Agreement will provide each initial Canadian purchaser of Subscription Receipts with a non-assignable contractual right of rescission following the issuance of any Common Shares, Preferred Shares or Debt Securities, as applicable, to such purchaser upon the exchange of the Subscription Receipts if this Prospectus, the Prospectus Supplement under which the Subscription Receipts are offered, or any amendment hereto or thereto contains a misrepresentation, as such term is defined in applicable Canadian securities legislation. This contractual right of rescission will entitle such initial Canadian purchaser to receive the amount paid for the Subscription Receipts upon surrender of the Securities issued in exchange therefor, provided that such remedy for rescission is exercised in the time stipulated in the Subscription Receipt Agreement. This right of rescission will not extend to any holders of Subscription Receipts who acquire such Subscription Receipts from an initial purchaser on the open market or otherwise.

The applicable Prospectus Supplement will include details of the Subscription Receipt Agreement covering the Subscription Receipts being offered. The specific terms of the Subscription Receipts, and the extent to which the general terms described in this section apply to those Subscription Receipts, will be set forth in the applicable Prospectus Supplement. A copy of the Subscription Receipt Agreement will be filed by us with securities regulatory authorities after it has been entered into by us and will be available on our SEDAR profile at www.sedar.com.

This section describes the general terms that will apply to any Subscription Receipts being offered. The terms and provisions of any Subscription Receipts offered under a Prospectus Supplement may differ from the terms described below, and may not be subject to or contain any or all of such terms. The particular terms of each issue of Subscription Receipts that will be described in the related Prospectus Supplement will include, where applicable:

(a)	the number of Subscription Receipts;

(a)	the price at which the Subscription Receipts will be offered;

(b)

conditions (the “Release Conditions”) for the exchange of Subscription Receipts into Common Shares, Preferred Shares or Debt Securities, as the case may be, and the consequences of such conditions not being satisfied;

(c)	the procedures for the exchange of the Subscription Receipts into Common Shares, Preferred Shares or Debt Securities;

(d)	the number of Common Shares, Preferred Shares or Debt Securities to be exchanged for each Subscription Receipt;

(e)

the currency or currency unit for which Subscription Receipts may be purchased and the aggregate principal amount, currency or currencies, denominations and terms of the series of Common Shares, Preferred Shares or Debt Securities that may be exchanged upon exercise of each Subscription Receipt;

(f)	the designation and terms of any other Securities with which the Subscription Receipts will be offered, if any, and the number of Subscription Receipts that will be offered with each Security;

(g)	the dates or periods during which the Subscription Receipts may be exchanged into Common Shares, Preferred Shares or Debt Securities;

(h)	the identity of the Escrow Agent;

(i)

the terms and conditions under which the Escrow Agent will hold all or a portion of the gross proceeds from the sale of such Subscription Receipts, together with interest and income earned thereon (the “Escrowed Funds”) pending satisfaction of the Release Conditions;

(j)

the terms and conditions under which the Escrow Agent will release all or a portion of the Escrowed Funds to us upon satisfaction of the Release Conditions and if the Subscription Receipts are sold to or through underwriters or agents, the terms and conditions under which the Escrow Agent will release a portion of the Escrowed Funds to such underwriters or agents in payment of all or a portion of their fees or commissions in connection with the sale of the Subscription Receipts;

(k)

procedures for the payment by the Escrow Agent to holders of such Subscription Receipts of an amount equal to all or a portion of the subscription price of their Subscription Receipts, plus any additional amounts provided for in the Subscription Receipt Agreement, if the Release Conditions are not satisfied;

(l)	the securities exchange(s) on which the Subscription Receipts will be listed, if any; and

(m)	any other material terms and conditions of the Subscription Receipts.

Prior to the exchange of their Subscription Receipts, holders of Subscription Receipts will not have any of the rights of holders of the securities to be received on the exchange of the Subscription Receipts.

Subscription Receipts, if issued in registered form, will be exchangeable for other Subscription Receipts of the same tenor, at the office indicated in the Prospectus Supplement. No charge will be made to the holder for any such exchange or transfer except for any tax or government charge incidental thereto.

Escrow

The Subscription Receipt Agreement will provide that the Escrowed Funds will be held in escrow by the Escrow Agent, and such Escrowed Funds will be released to us (and, if the Subscription Receipts are sold to or through underwriters or agents, a portion of the Escrowed Funds may be released to such underwriters or agents in payment of all or a portion of their fees in connection with the sale of the Subscription Receipts) at the time and under the terms specified by the Subscription Receipt Agreement. If the Release Conditions are not satisfied, holders of Subscription Receipts will receive payment of an amount equal to all or a portion of the subscription price for their Subscription Receipts, plus any additional amounts provided for in the Subscription Receipt Agreement, in accordance with the terms of the Subscription Receipt Agreement.

Modifications

The Subscription Receipt Agreement will specify the terms upon which modifications and alterations to the Subscription Receipts issued thereunder may be made by way of a resolution of holders of Subscription Receipts at a meeting of such holders or by way of consent in writing from such holders. The number of holders of Subscription Receipts required to pass such a resolution or execute such a written consent will be specified in the Subscription Receipt Agreement. The Subscription Receipt Agreement will also specify that we may amend the Subscription Receipt Agreement and the Subscription Receipts, without the consent of the holders of the Subscription Receipts, to cure any ambiguity, to cure, correct or supplement any defective or inconsistent provision, or in any other manner that will not materially and adversely affect the interests of the holder of outstanding Subscription Receipts or as otherwise specified in the Subscription Receipt Agreement.

Warrants

The following sets forth certain general terms and provisions of the Warrants. We may issue Warrants for the purchase of Common Shares, Preferred Shares, Debt Securities or other Securities. Warrants may be issued independently or together with Common Shares, Preferred Shares, Debt Securities, Subscription Receipts or other Securities offered by any Prospectus Supplement and may be attached to, or separate from, any such offered Securities. Each series of Warrants will be issued under a warrant agreement (or indenture) between us and a warrant agent that we will name in the applicable Prospectus Supplement.

Terms of the Warrants

Each initial Canadian purchaser of Warrants that are exercisable within 180 days of the date of purchase will have a non-assignable contractual right of rescission following the issuance of any securities to such purchaser upon the exercise of the Warrants if this Prospectus, the Prospectus Supplement under which the Warrants are offered, or any amendment hereto or thereto contains a misrepresentation, as such term is defined in applicable Canadian securities legislation. This contractual right of rescission will entitle such initial Canadian purchaser to receive the amount paid for the Warrants upon surrender of the securities issued on the exercise thereof, including any amount paid by such original holder in connection with such exercise, provided that such remedy for rescission is exercised within 180 days from the date of the purchase of such Warrants under the applicable Prospectus Supplement. This right of rescission will not extend to any holders of Warrants who acquire such Warrants from an initial purchaser on the open market or otherwise.

The applicable Prospectus Supplement will include details of the warrant agreement(s) (or indenture(s)) covering the Warrants being offered. The specific terms of the Warrants, and the extent to which the general terms described in this section apply to those Warrants, will be set forth in the applicable Prospectus Supplement. A copy of the warrant agreement (or indenture) will be filed by us with securities regulatory authorities after it has been entered into by us and will be available on our SEDAR profile at www.sedar.com.

This section describes the general terms that will apply to any Warrants being offered. The terms and provisions of any Warrants offered under a Prospectus Supplement may differ from the terms described below, and may not be subject to or contain any or all of such terms. The particular terms of each issue of Warrants that will be described in the related Prospectus Supplement will include, where applicable:

(a)	the designation of the Warrants;

(b)	the aggregate number of Warrants offered and the offering price;

(c)

the designation, number and terms of the Common Shares, Preferred Shares, Debt Securities or other Securities purchasable upon exercise of the Warrants, and procedures that will result in the adjustment of those numbers;

(d)	the exercise price of the Warrants;

(e)	the dates or periods during which the Warrants are exercisable;

(f)	the designation and terms of any securities with which the Warrants are issued;

(g)	if the Warrants are issued as a Unit with another Security, the date on and after which the Warrants and the other Security will be separately transferable;

(h)	the currency or currency unit in which the exercise price is denominated;

(i)	whether such Warrants will be subject to redemption or call, and if so, the terms of such redemption or call provisions;

(j)	any minimum or maximum amount of Warrants that may be exercised at any one time;

(k)	whether such Warrants will be listed on any securities exchange;

(l)	whether the Warrants will be issued in fully registered or global form;

(m)	any terms, procedures and limitations relating to the transferability, exchange or exercise of the Warrants;

(n)	any rights, privileges, restrictions and conditions attaching to the Warrants; and

(o)	any other specific terms.

Warrant certificates, if issued in registered form, will be exchangeable for new warrant certificates of different denominations at the office indicated in the prospectus supplement. No charge will be made to the holder for any such exchange or transfer except for any tax or government charge incidental thereto. Prior to the exercise of their Warrants, holders of Warrants will not have any of the rights of holders of the Securities subject to the Warrants.

Modifications

We may amend any warrant agreement and the Warrants without the consent of the holders of the Warrants in certain circumstances including to cure any ambiguity, to cure, correct or supplement any defective or inconsistent provision, or in any other manner that will not materially and adversely affect the interests of holders of outstanding Warrants. A more detailed description of the amendment provisions will be included in the applicable Prospectus Supplement.

Enforceability

The warrant agent will act solely as our agent. The warrant agent will not have any duty or responsibility if we default under the warrant agreements or the warrant certificates. A Warrant holder may, without the consent of the warrant agent, enforce, by appropriate legal action on its own behalf, the holder’s right to exercise the holder’s Warrants.

Share Purchase Contracts

The following sets forth certain general terms and provisions of the Share Purchase Contracts. We may issue Share Purchase Contracts, representing contracts obligating holders to purchase from or sell to us, and obligating us to purchase from or sell to the holders, a specified number of Common Shares or Preferred Shares at a future date or dates, including by way of instalment.

Share Purchase Contracts may be issued independently or together with Common Shares, Preferred Shares, Debt Securities or other Securities offered by any Prospectus Supplement and may be attached to, or separate from, any such offered Securities. Each series of Share Purchase Contracts will be issued under a share purchase contract agreement between us and an agent that we will name in the applicable Prospectus Supplement.

Terms of the Share Purchase Contracts

The price per Common Share or Preferred Share may be fixed at the time the Share Purchase Contracts are issued or may be determined by reference to a specific formula contained in the Share Purchase Contracts. We may issue Share Purchase Contracts in accordance with applicable laws and in such amounts and in as many distinct series as we may determine.

Each initial Canadian purchaser of Share Purchase Contracts that are exercisable within 180 days of the date of purchase will have a non-assignable contractual right of rescission following the issuance of any Common Shares or Preferred Shares to such purchaser upon the exercise of the Share Purchase Contracts if this Prospectus, the Prospectus Supplement under which the Share Purchase Contracts are offered, or any amendment hereto or thereto contains a misrepresentation, as such term is defined in applicable Canadian securities legislation. This contractual right of rescission will entitle such initial Canadian purchaser to receive the amount paid for the Share Purchase Contracts upon surrender of the securities issued on the exercise thereof, including any amount paid by such original holder in connection with such exercise, provided that such remedy for rescission is exercised within 180 days from the date of the purchase of such Share Purchase Contracts under the applicable Prospectus Supplement. This right of rescission will not extend to any holders of Share Purchase Contracts who acquire such Share Purchase Contracts from an initial purchaser on the open market or otherwise.

Any Prospectus Supplement for Share Purchase Contracts supplementing this Prospectus will contain the terms and other information with respect to the Share Purchase Contracts being offered thereby, including:

(a)

whether the Share Purchase Contracts obligate the holder to purchase or sell, or both purchase and sell, Common Shares or Preferred Shares, and the nature and amount of each of those Securities, or the method of determining those amounts;

(b)	whether the Share Purchase Contracts are to be prepaid, paid in the future or paid in instalments;

(c)	any conditions upon which the purchase or sale will be contingent and the consequences if such conditions are not satisfied;

(d)	the currency or currency units in which the Share Purchase Contracts may be purchased and the underlying Common Shares or Preferred Shares denominated;

(e)	whether the Share Purchase Contracts are to be settled by delivery, or by reference or linkage to the value or performance of Common Shares or Preferred Shares;

(f)	if Share Purchase Contracts are issued as a Unit with another Security, the date on and after which the Share Purchase Contract and the other Security will be separately transferable;

(g)	any acceleration, cancellation, termination or other provisions relating to the settlement of the share purchase contracts;

(h)	the date or dates on which the sale or purchase must be made, if any;

(i)	the terms of any security to be granted by holders to secure their obligations thereunder;

(j)	the securities exchange(s) on which the Share Purchase Contracts will be listed, if any;

(k)	any rights, privileges, restrictions and conditions attaching to the Share Purchase Contracts; and

(l)	any other specific terms.

The preceding description and any description of Share Purchase Contracts in the applicable Prospectus Supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the share purchase contract agreement and, if applicable, collateral arrangements and depository arrangements relating to such Share Purchase Contracts.

Share Purchase Contract certificates, if issued in registered form, will be exchangeable for new share purchase contract certificates of different denominations at the office indicated in the Prospectus Supplement. No charge will be made to the holder for any such exchange or transfer except for any tax or government charge incidental thereto. In the case of Share Purchase Contracts which obligate the holders to purchase Securities from us, the holders will not have any of the rights of holders of the Securities to be purchased pursuant to the Share Purchase Contracts until the completion of the purchase of those Securities by the relevant holder in accordance with the terms of the Share Purchase Contract.

Modifications

We may amend any share purchase contract agreement and the Share Purchase Contracts without the consent of the holders of the Share Purchase Contracts in certain circumstances, including to cure any ambiguity, to cure, correct or supplement any defective or inconsistent provision, or in any other manner that will not materially and adversely affect the interests of holders of outstanding Share Purchase Contracts. A more detailed description of the amendment provisions will be included in the applicable Prospectus Supplement.

Units

The following sets forth certain general terms and provisions of the Units. We may issue Units comprised of one or more of the other Securities described in this Prospectus in any combination. Each Unit will be issued so that the holder of the Unit is also the holder of each Security included in the Unit. Thus, the holder of a Unit will have the rights and obligations of a holder of each included Security. The unit agreement under which a Unit is issued may provide that the Securities included in the Unit may not be held or transferred separately, at any time or at any time before a specified date.

Terms of the Units

Any Prospectus Supplement for Units supplementing this Prospectus will contain the terms and other information with respect to the Units being offered thereby, including:

(a)	the designation and terms of the Units and of the Securities comprising the Units, including whether and under what circumstances those Securities may be held or transferred separately;

(b)	any provisions for the issuance, payment, settlement, transfer or exchange of the Units or of the Securities comprising the Units;

(c)	how, for income tax purposes, the purchase price paid for the Units is to be allocated among the component Securities;

(d)	the currency or currency units in which the Units may be purchased and the underlying Securities denominated;

(e)	the securities exchange(s) on which such Units will be listed, if any;

(f)	whether the Units and the underlying Securities will be issued in fully registered or global form; and

(g)	any other specific terms of the Units and the underlying Securities.

The preceding description and any description of Units in the applicable Prospectus Supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such Units.

Modifications

We may amend the unit agreement and the Units, without the consent of the holders of the Units, to cure any ambiguity, to cure, correct or supplement any defective or inconsistent provision, or in any other manner that will not materially and adversely affect the interests of holders of outstanding Units. Other amendment provisions will be as indicated in the applicable Prospectus Supplement.

PRIOR SALES

Prior sales will be provided, as required, in a Prospectus Supplement with respect to the issuance of Securities pursuant to such Prospectus Supplement.

TRADING PRICES AND VOLUMES

Trading prices and volume of the Common Shares will be provided, as required, in each Prospectus Supplement to this Prospectus.

PLAN OF DISTRIBUTION

We may sell the Securities, separately or together, to or through one or more underwriters or dealers, purchasing as principals for public offering and sale by them, and may also sell Securities to one or more other purchasers directly or through agents. Securities sold to the public pursuant to this Prospectus may be offered and sold exclusively in Canada or the United States, or in both jurisdictions. The Prospectus Supplement relating to an offering of Securities will indicate the jurisdiction or jurisdictions in which such offering is being made to the public. Each Prospectus Supplement will set out the terms of the offering, including the name or names of any underwriters, dealers or agents, the purchase price or prices of the Securities (or the manner of determination thereof if offered on a non-fixed price basis, including sales in transactions that are deemed to be “at the market distributions” as defined in National Instrument 44-102 – Shelf Distributions), and the proceeds to us from the sale of the Securities. Only underwriters, dealers or agents so named in the Prospectus Supplement are deemed to be underwriters, dealers or agents, as the case may be, in connection with the Securities offered thereby.

The Securities may be sold, from time to time in one or more transactions at a fixed price or prices which may be changed or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The prices at which the Securities may be offered may vary between purchasers and during the period of distribution. If, in connection with the offering of Securities at a fixed price or prices, the underwriters have made a bona fide effort to sell all of the Securities at the initial offering price fixed in the applicable Prospectus Supplement, the public offering price may be decreased and thereafter further changed, from time to time, to an amount not greater than the initial public offering price fixed in such Prospectus Supplement, in which case the compensation realized by the underwriters, dealers or agents will be decreased by the amount that the aggregate price paid by purchasers for the Securities is less than the gross proceeds paid by the underwriters, dealers or agents to us.

Underwriters, dealers or agents may make sales of Securities in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at the market” offering as defined in and subject to limitations imposed by applicable Canadian securities laws, which includes sales made directly on an existing trading market for the Common Shares, or sales made to or through a market maker other than on an exchange. In connection with any offering of Securities, except with respect to “at the market” offerings, underwriters may over-allot or effect transactions which stabilize or maintain the market price of the offered Securities at a level above that which might otherwise prevail in the open market. Such transactions may be commenced, interrupted or discontinued at any time. No underwriter or dealer involved in an “at the market” offering, as defined under applicable Canadian securities laws, no affiliate of such an underwriter or dealer and no person or company acting jointly or in concert with such an underwriter or dealer will over- allot Securities in connection with such distribution or effect any other transactions that are intended to stabilize or maintain the market price of the Securities.

If underwriters or dealers purchase Securities as principals, the Securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters or dealers to purchase those Securities will be subject to certain conditions precedent, and the underwriters or dealers will be obligated to purchase all the Securities offered by the Prospectus Supplement if any of such Securities are purchased. Any public offering price and any discounts or concessions allowed or re-allowed or paid may be changed from time to time.

The Securities may also be sold directly by us in accordance with applicable securities laws at prices and upon terms agreed to by the purchaser and us, or through agents designated by us, from time to time. Any agent involved in the offering and sale of Securities pursuant to a particular Prospectus Supplement will be named, and any commissions payable by us to that agent will be set forth in such Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any agent would be acting on a best efforts basis for the period of its appointment.

In connection with the sale of the Securities, underwriters, dealers or agents may receive compensation from us in the form of commissions, concessions and discounts. Any such commissions may be paid out of our general funds or the proceeds of the sale of Securities. Underwriters, dealers and agents who participate in the distribution of the Securities may be entitled under agreements to be entered into with us to indemnification by us against certain liabilities, including liabilities under applicable securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. Such underwriters, dealers and agents may engage in transactions with, or perform services for, us in the ordinary course of business.

In connection with any offering of Securities, other than an “at the market distribution”, the applicable Prospectus Supplement will set forth any intention by the underwriters, dealers or agents to offer, allot or effect transactions which stabilize or maintain the market price of the Securities offered at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be interrupted or discontinued at any time.

CERTAIN INCOME TAX CONSIDERATIONS

The applicable Prospectus Supplement will describe certain material Canadian federal income tax consequences to an investor of the acquisition, ownership and disposition of any Securities offered thereunder. The applicable Prospectus Supplement may also describe certain United States federal income tax considerations generally applicable to the acquisition, ownership and disposition of any Securities offered thereunder by an investor who is a United States person.

LEGAL MATTERS

Unless otherwise specified in a Prospectus Supplement relating to a specific offering of Securities, certain legal matters relating to the offering of Securities will be passed upon on our behalf by Norton Rose Fulbright Canada LLP in relation to Canadian law and by Paul, Weiss, Rifkind, Wharton & Garrison LLP in relation to United States law. As of the date hereof, partners and associates of Norton Rose Fulbright Canada LLP own beneficially, directly or indirectly, less than 1% of any of our securities or the securities of any of our associates or affiliates.

INTERESTS OF QUALIFIED PERSONS

Each of Roderick Carlson, Michael Thomas, Jo-Anne Dudley and Racquel Kolkert is a person who has reviewed or supervised the preparation of information upon which certain scientific and technical information relating to Turquoise Hill’s mineral properties contained or incorporated by reference in this Prospectus is based. None of such persons received or will receive a direct or indirect interest in any property of Turquoise Hill or any of its associates or affiliates. As of the date hereof, each of such persons owns beneficially, directly or indirectly, less than 1% of any outstanding class of securities of Turquoise Hill. Each of Jo-Anne Dudley and Racquel Kolkert is a qualified person who is or was at the relevant time an officer or employee of Turquoise Hill and/or an officer, director or employee of one or more of its associates or affiliates.

AUDITORS

The current independent registered public accounting firm of Turquoise Hill is KPMG LLP, Chartered Professional Accountants, PO Box 10426 777 Dunsmuir Street, Vancouver, British Columbia, Canada, V7Y 1K3. KPMG LLP has advised that they are independent within the meaning of the relevant rules and related interpretations prescribed by the relevant professional bodies in Canada and any applicable legislation or regulations and also that they are independent accountants with respect to the Corporation under all relevant US professional and regulatory standards. The consolidated financial statements for the year ended and as at December 31, 2020 included in the Audited Financial Statements incorporated by reference into this Prospectus have been so incorporated in reliance on the report of KPMG LLP, Chartered Professional Accountants, given on the authority of said firm as experts in auditing and accounting.

On May 12, 2020, Turquoise Hill changed its independent auditor to KPMG LLP, Chartered Professional Accountants, PO Box 10426 777 Dunsmuir Street, Vancouver, British Columbia, Canada, V7Y 1K3 from PricewaterhouseCoopers LLP, Chartered Professional Accountants, 250 Howe Street, Suite 1400, Vancouver, British Columbia, Canada V6C 3S7. The independent registered public accounting firm of Turquoise Hill for the consolidated financial statements for the year ended and as at December 31, 2019 was PricewaterhouseCoopers LLP, Chartered Professional Accountants, 250 Howe Street, Suite 1400, Vancouver, British Columbia, Canada V6C 3S7. PricewaterhouseCoopers LLP has advised that they were independent within the meaning of the Chartered Professional Accountants of British Columbia Code of Professional Conduct and the rules of the SEC. The comparative consolidated financial statements for the year ended and as at December 31, 2019 included in the Audited Financial Statements incorporated by reference into this Prospectus have been so incorporated in reliance on the reports of (i) PricewaterhouseCoopers LLP, Chartered Professional Accountants, solely in respect to those financial statements before the effects of the adjustments to retrospectively apply the share consolidation described in Note 18 to the Audited Financial Statements, and (ii) KPMG LLP, solely with respect to the adjustments to retrospectively apply the share consolidation described in Note 18 to the Audited Financial Statements, given on the authority of said firms as experts in auditing and accounting.

REGISTRAR AND TRANSFER AGENT

The transfer agent and registrar for the Common Shares is TSX Trust Company in Canada at its principal offices in Montréal, Toronto and Vancouver and American Stock Transfer & Trust Company, LLC at its principal office in Brooklyn, New York.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

The following documents are being filed with the SEC as part of our registration statement: (a) the documents referred to under the heading “Documents Incorporated by Reference”; (b) the consent of KPMG LLP; (c) the consent of PricewaterhouseCoopers LLP; (d) the consent of each of Roderick Carlson, Michael Thomas, Jo-Anne Dudley and Racquel Kolkert; and (e) the power of attorney of the directors and officers of Turquoise Hill.

PART II

INFORMATION NOT REQUIRED TO BE

DELIVERED TO OFFEREES OR PURCHASERS

Indemnification

The Registrant’s constating documents contain indemnification provisions and the Registrant has entered into agreements with respect to the indemnification of its officers and directors against all costs, charges, damages, fines, penalties, awards and expenses, including amounts payable to settle actions or satisfy judgments, actually and reasonably incurred by them, and amounts payable to settle actions and satisfy judgments, in civil, criminal or administrative actions or proceedings to which they are made party by reason of being or having been a director or officer of the Registrant.

The Registrant maintains insurance for the benefit of its directors and officers against liability in their respective capacities as directors and officers except where the liability relates to the person’s failure to act honestly and in good faith and with a view to the best interests of the Registrant. The directors and officers are not required to pay any premium in respect of the insurance. The policy contains standard industry exclusions.

Applicable Legislation

Section 126 of the Business Corporations Act (Yukon) provides the following:

(1)	Subject to subsections (1.1) and (2), a corporation may indemnify a person who

(a)	is or was a director or officer of the corporation; or

(b)	acts or acted at the corporation’s request as a director or officer of a body corporate or in a similar capacity in respect of an unincorporated organization,

and their heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the person in respect of any civil, criminal, administrative, investigative or other proceeding, whether current, threatened, pending or completed, in which the person is involved because of their association described in paragraph (a) or (b).

(1.1)	A corporation may not indemnify a person under subsection (1) unless

(a)

the person acted honestly and in good faith with a view to the best interests of the corporation or, as the case may be, of the body corporate or unincorporated organization for which the person acted; and

(b)	in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the person had reasonable grounds for believing that their conduct was lawful.

(1.2)

A corporation may advance moneys to a person for the costs, charges and expenses of a proceeding referred to in subsection (1) but the person shall repay the moneys if the person does not fulfil the conditions of subsection (1.1).

(2)

A corporation may with the approval of the Supreme Court of Yukon (the “Supreme Court”) indemnify a person referred to in subsection (1), or advance moneys under subsection (1.2), in respect of an action by or on behalf of the corporation, or the body corporate or unincorporated organization for which the person acted, to procure a judgment in its favour, to which the person is made party because of their association described in paragraph (1)(a) or (b) against all costs, charges and expenses reasonably incurred by the person in connection with the action if they fulfil the conditions set out in subsection (1.1).

(3)

Despite anything in this section, a person referred to in subsection (1) is entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by them in connection with the defence of any civil, criminal, administrative, investigative or other proceeding to which the person is subject because of their association described in paragraph (1)(a) or (b) if the person seeking indemnity

(a)	was not judged by the Supreme Court or other competent authority to have committed any fault nor to have omitted to do anything that the person ought to have done; and

(b)	fulfils the conditions set out in subsection (1.1).

(4)	A corporation may purchase and maintain insurance for the benefit of any person referred to in subsection (1) against any liability incurred by them

(a)	in their capacity as a director or officer of the corporation; or

(b)

in their capacity as a director or officer of another body corporate, or in a similar capacity in respect of an unincorporated organization, if they act or acted in that capacity at the corporation’s request.

(5)

A corporation or a person referred to in subsection (1) may apply to the Supreme Court for an order approving an indemnity or an advance of money under this section and the Supreme Court may so order and make any further order it thinks fit.

(6)	On an application under subsection (5), the Supreme Court may order notice to be given to any interested person and that person is entitled to appear and be heard in person or by counsel.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Exhibits

Exhibit Number	Description

4.1	The annual information form dated as of March 8, 2021 for the fiscal year ended December 31, 2020 (incorporated by reference from Exhibit No. 99.1 to the Registrant’s Form 40-F, filed with the Commission on March 8, 2021 (the “Form 40-F”)).

4.2	The annual audited consolidated financial statements for the year ended December 31, 2020, including consolidated balance sheets as at December 31, 2020 and December 31, 2019 and the consolidated statements of income (loss), consolidated statements of comprehensive income (loss), consolidated statements of cash flows and consolidated statements of equity for each of the years in the two-year period ended December 31, 2020, and related notes, together with the independent auditors’ reports thereon (incorporated by reference from Exhibit No. 99.2 to the Registrant’s Amendment No. 1 to the Form 40-F, filed with the Commission on November 17, 2021).

4.3	The management’s discussion and analysis in respect of the Audited Financial Statements (incorporated by reference from Exhibit No. 99.3 to the Form 40-F).

4.5	The information circular dated March 26, 2021 prepared in connection with the annual and special meeting of the Registrant’s shareholders held on May 12, 2021 (incorporated by reference from Exhibit No. 99.1 to the Registrant’s Form 6-K, furnished to the Commission on March 30, 2021).

4.6	The unaudited condensed interim consolidated financial statements for the third quarter ended September 30, 2021 and related notes (incorporated by reference from Exhibit No. 99.1 to the Registrant’s Form 6-K, furnished to the Commission on November 2, 2021).

4.7	The management’s discussion and analysis in respect of the Interim Financial Statements (incorporated by reference from Exhibit No. 99.2 to the Registrant’s Form 6-K, furnished to the Commission on November 2, 2021).

4.8	The material change report dated April 16, 2021 (incorporated by reference from Exhibit 99.1 to the Registrant’s Report on Form 6-K, furnished to the Commission on April 16, 2021).

4.9	The material change report dated October 20, 2021 (incorporated by reference from Exhibit 99.1 to the Registrant’s Report on Form 6-K, furnished to the Commission on October 20, 2021).

5.1	Consent of KPMG LLP.

5.2	Consent of PricewaterhouseCoopers LLP.

5.3	Consent of Roderick Carlson.

5.4	Consent of Michael Thomas.

5.5	Consent of Jo-Anne Dudley.

5.6	Consent of Racquel Kolkert.

6.1	Powers of attorney (included on page III-3 of the Registration Statement).

7.1*	Form of Trust Indenture

*	To be filed by amendment.

PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1. Undertaking

The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to Form F-10 or to transactions in said securities.

Item 2. Consent to Service of Process

(a) Concurrently with the filing of this Registration Statement on Form F-10, the Registrant is filing with the Commission a written irrevocable consent and power of attorney on Form F-X.

(b) Any change to the name or address of the agent for service of the Registrant shall be communicated promptly to the Commission by amendment to Form F-X referencing the file number of the relevant registration statement.

III-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Montreal, Province of Quebec, Canada, on this 17th day of November, 2021.

TURQUOISE HILL RESOURCES LTD.

By:	/s/ Luke Colton
Name: Luke Colton
Title: Chief Financial Officer

III-2

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Steve Thibeault and Luke Colton, his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits hereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as they might or could do themselves, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them acting alone, or his or her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Steve Thibeault Steve Thibeault	Interim Chief Executive Officer (Principal Executive Officer)	November 17, 2021

/s/ Luke Colton Luke Colton	Chief Financial Officer (Principal Financial and Accounting Officer)	November 17, 2021

/s/ R. Peter Gillin R. Peter Gillin	Chairman and Director	November 17, 2021

/s/ Russel C. Robertson Russel C. Robertson	Director	November 17, 2021

/s/ Maryse Saint-Laurent Maryse Saint-Laurent	Director	November 17, 2021

/s/ Stephen Jones Stephen Jones	Director	November 17, 2021

/s/ George R. Burns George R. Burns	Director	November 17, 2021

/s/ Alfred P. Grigg Alfred P. Grigg	Director	November 17, 2021

III-3

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the Authorized Representative has signed this Registration Statement, solely in his capacity as the duly authorized representative of Turquoise Hill Resources Ltd. in the United States, on this 17th day of November, 2021.

THR DELAWARE HOLDINGS, LLC Authorized representative in the United States

By:	/s/ Luke Colton
Name: Luke Colton
Title: President

III-4